LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sarah Alexander and Michael Bross, with full power of substitution and resubstitution from the following list officers of Rackspace Technology, Inc., a Delaware corporation (the “Company”):

(i)    Chief Legal Officer,
(ii)    General Counsel,
(iii)    Chief Financial Officer, and
(iv)    any Deputy General Counsel

signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)    prepare, execute, deliver and file, for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or holder of 10% or more of the registered class of securities of the Company, (a) any Forms 3, 4 and 5 and any other forms or any amendments thereto (the “Section 16 Forms”), required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as amended from time to time (the “Exchange Act”), (b) a Form ID and any other forms or applications, including applications for EDGAR access codes and passwords, required to be filed or submitted in accordance with the rules promulgated by the United States Securities and Exchange Commission (the “SEC”) in order to file a Section 16 Form electronically (a "Form ID" and, together with the Section 16 Forms, the "Forms");

(2)    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms and any amendments thereto, and the timely filing of such forms with the SEC and any stock exchange or similar authority;

(3)    seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the foregoing attorneys-in-fact and approves and ratifies any such release of information; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges and agrees that:

(1)    This Limited Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion and to rely on written and oral information provided to such attorneys-in-fact by the undersigned or its brokers or other agents without independent verification of such information;

(2)    Any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in their discretion, deem necessary or desirable;

(3)    The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).

(4)    This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act and neither the Company nor such attorneys-in-fact assume (i) any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

The undersigned hereby gives and grants to the foregoing attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

The undersigned understands and acknowledges that the Securities and Exchange Commission requires any electronic requests for a Form ID and/or passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or passphrase, or any update thereto, by any of the foregoing attorneys-in-fact on or after the date hereof.

This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 22nd day of August, 2023.

/s/ Amar Maletira
Name: Amar Maletira